Exhibit 10.6

SMITH BARNEY FUTURES MANAGEMENT INC.

390 Greenwich Street, 1st Floor, New York, New York 10013-2396

January 25, 1996

Chesapeake Capital Corp.

500 Forest Avenue

Richmond, Virginia 23229

Attn: Mr. John Hoade

Re:	Management Agreement Renewal SB Tidewater Futures Fund

Dear Mr. Hoade:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the “Management Agreement”). We would like to extend the term of the Management Agreement so that the renewal date for the term of the Management Agreement will be June 30, 1996. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.

Very truly yours,
SMITH BARNEY FUTURES MANAGEMENT INC.
By:	/s/ Daniel A. Dantuono
Daniel A. Dantuono
Chief Financial Officer, Director and Treasurer

Agreed and Accepted on this 30th day of January, 1996.

CHESAPEAKE CAPITAL CORPORATION
By:	/s/ John M. Hoade
Print name:	John M. Hoade

Dad/sr

Rw/7